EXHIBIT 10.19
                              -------------



                        ASSET PURCHASE AGREEMENT
                                 Between

                              W&B NEWCO, L.P.
                                  Buyer,


                                   And

                      W&B REFRIGERATION SERVICE COMPANY,
                                  Seller

                         For the Purchase and Sale
            of Certain Assets of W&B Refrigeration Service Company




                      Dated as of December 26, 2001
                      -----------------------------








































                     TABLE OF CONTENTS
                                                            Page
                                                            ----
ARTICLE I DEFINITIONS.........................................1
  1.1. "Assumed Contracts"....................................1
  1.2. "Assumed Liabilities"..................................1
  1.3. "Assumption Agreement".................................1
  1.4. "Bill of Sale".........................................1
  1.5. "Business Intellectual Property".......................1
  1.6. "Buyer Documents"......................................2
  1.7. "Buyer's Services".....................................2
  1.8. "Cash Purchase Price"..................................2
  1.9. "Closing"..............................................2
  1.10. "Closing Date"........................................2
  1.11. "Closing Date Balance Sheet"..........................2
  1.12. "Closing Date Net Asset Value"........................2
  1.13. "Code"................................................2
  1.14. "Consulting Services Agreement".......................2
  1.15. "Customer List".......................................3
  1.16. "Deed"................................................3
  1.17. "Effective Time"......................................3
  1.18. "Employee Benefits"...................................3
  1.19. "Employee Plans"......................................3
  1.20. "Employees"...........................................3
  1.21. "Equity Purchase Price"...............................3
  1.22. "Estimated Net Asset Value"...........................3
  1.23. "Estimated Purchase Price"............................3
  1.24. "ERISA"...............................................4
  1.25. "Excluded Assets".....................................4
  1.26. "Excluded Inventory"..................................4
  1.27. "Governmental Body"...................................4
  1.28. "Intercreditor Agreement".............................4
  1.29. "Inventory"...........................................4
  1.30. "Knowledge of Buyer," "Buyer's Knowledge".............4
  1.31. "Knowledge of Seller," "Seller's Knowledge"...........4
  1.32. "Leased Real Property"................................4
  1.33. "Leases"..............................................5
  1.34. "Loan Agreement"......................................5
  1.35. "Liabilities".........................................5
  1.36. "Lien"................................................5
  1.37. "Losses"..............................................5
  1.38. "Machinery and Equipment".............................5
  1.39. "Non-Competition Agreements"..........................5
  1.40. "November Balance Sheet"..............................5
  1.41. "Other Property"......................................5
  1.42. "Partnership Agreement"...............................5
  1.43. "Parts and Used Unit Inventory".......................6
  1.44. "Permitted Liens".....................................6
  1.45. "Person"..............................................6
  1.46. "Pledge Agreement"....................................6
  1.47. "Preliminary Balance Sheet"...........................6
  1.48. "Purchased Assets"....................................6
  1.49. "Purchase Price"......................................6
  1.50. "Purchased Real Property".............................6
  1.51. "Real Property".......................................6
  1.52. "Refurbishment Allowance".............................6
  1.53. "Refurbishment Cost"..................................6
  1.54. "Security Agreement"..................................6
  1.55. "Seller Documents"....................................6
  1.56. "Seller Loan Documents"...............................6
  1.57. "Seller Note".........................................7
  1.58. "Shareholders' Agreement".............................7
  1.59. "Tax" or "Taxes"......................................7
  1.60. "UCC-1s"..............................................7

ARTICLE II PURCHASE AND SALE OF PURCHASED ASSETS..............7

ARTICLE III ASSUMPTION OF LIABILITIES.........................8

ARTICLE IV CLOSING............................................9
  4.1. Closing Date...........................................9
  4.2. Deliveries at the Closing..............................9

ARTICLE V PURCHASE PRICE AND PURCHASE PRICE ADJUSTMENTS......11
  5.1. Purchase Price........................................11
  5.2. Purchase Price Adjustment.............................11
  5.3. Allocation of Purchase Price..........................12

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF SELLER..........12
  6.1. Organization..........................................12
  6.2. Authority; Consents and Approvals.....................13
  6.3. Title to Purchased Assets.............................13
  6.4. Assumed Contracts.....................................13
  6.5. No Injunctions or Orders..............................13
  6.6. Real Property.........................................13
  6.7. Employees.............................................14
  6.8. Employee Benefits and Employee Plans..................14
  6.9. Compliance with Laws..................................14
  6.10. Litigation...........................................14
  6.11. Brokers..............................................15

ARTICLE VII REPRESENTATIONS AND WARRANTIES OF BUYER..........15
  7.1. Organization..........................................15
  7.2. Authority, Consents and Approvals.....................15
  7.3. No Injunctions or Orders..............................15
  7.4. Brokers...............................................15
  7.5. Litigation............................................16
  7.6. No Knowledge..........................................16

ARTICLE VIII INDEMNIFICATION.................................16
  8.1. Survival of Representations and Warranties............16
  8.2. Indemnities by Seller.................................16
  8.3. Indemnities by Buyer..................................16
  8.4. Indemnity Procedures..................................16
  8.5. Dollar and Other Limitations..........................17
  8.6. Indemnification by FFE................................17

ARTICLE IX FURTHER AGREEMENTS................................18
  9.1. Change of Name........................................18
  9.2. Confidentiality.......................................18
  9.3. Defense of Claims.....................................18
  9.4. Additional Actions by Seller and Buyer................18
  9.5. Certain Liabilities; Prorations.......................19
  9.6. Announcements.........................................19
  9.7. Attorneys' Fees and Other Transaction Costs...........19
  9.8. Books and Records.....................................20
  9.9. Employees.............................................20
  9.10. Excluded Inventory as Fee for Services...............22
  9.11. Accounts Payable; Accounts Receivable................22
  9.12. Refurbishment Cost Adjustment........................22
  9.13. Interim Services.....................................23

ARTICLE X MISCELLANEOUS .....................................23
 10.1. Entire Understanding, Waiver, Etc.....................23
 10.2. Severability..........................................24
 10.3. Accounting Terms......................................24
 10.4. Notices...............................................24
 10.5. Successors and Assigns................................25
 10.6. Waivers...............................................25
 10.7. Counterparts..........................................25
 10.8. Attorneys' Fees and Costs.............................25
 10.9. Headings..............................................25
 10.10. Governing Law........................................25



                     SCHEDULES AND EXHIBITS
                     ----------------------

EXHIBIT A         ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT B         BILL OF SALE
EXHIBIT C         CONSULTING SERVICES AGREEMENT
EXHIBIT D         SPECIAL WARRANTY DEED
EXHIBIT E         INTERCREDITOR AGREEMENT
EXHIBIT F-1       LEASE
EXHIBIT F-2       LEASE
EXHIBIT F-3       LEASE
EXHIBIT G         LOAN AGREEMENT
EXHIBIT H-1       NON-COMPETITION AGREEMENT
EXHIBIT H-2       CHISOLM NON-COMPETITION AGREEMENT
EXHIBIT I         PARTNERSHIP AGREEMENT
EXHIBIT J-1       PLEDGE AGREEMENT
EXHIBIT J-2       PLEDGE AGREEMENT
EXHIBIT J-3       PLEDGE AGREEMENT
EXHIBIT K         SECURITY AGREEMENT
EXHIBIT L         SELLER NOTE
EXHIBIT M         SHAREHOLDERS' AGREEMENT
EXHIBIT N-1       UCC-1
EXHIBIT N-2       UCC-1







































                       ASSET PURCHASE AGREEMENT
                       ========================

     This Asset Purchase Agreement (this "Agreement") is entered into as of the 21st day of December, 2001, by and between W&B REFRIGERATION SERVICE COMPANY, a Delaware corporation ("Seller"), which will change its name to AirPro Holdings, Inc. following Closing (as defined below), and W&B NEWCO, L.P. a Texas limited partnership ("Buyer"), which will change its name to W&B Service Company, L.P. following Closing.

     WHEREAS, Seller is an indirect wholly-owned subsidiary of Frozen Food Express Industries, Inc. ("FFE"); and

     WHEREAS, Seller operates a business that repairs and maintains trailers and trailer refrigeration units and sells new and used trailers and trailer refrigeration units and the parts thereto (the "Business"); and

     WHEREAS, Seller desires to sell to Buyer, on the terms and subject to the conditions of this Agreement, the Purchased Assets (as defined below) used by Seller in the Business, and Buyer desires to acquire the Purchased Assets and to assume certain Assumed Liabilities (as defined below) of the Business upon the terms set forth in this Agreement;

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

                          ARTICLE I
                          =========
                         DEFINITIONS
                         -----------

     The terms defined in this Article shall have the following meanings:

     1.1. "Assumed Contracts" means those certain leases, contracts and agreements pertaining to the Business to which Seller is a party, including, but not limited to those listed on Schedule 1.1.

     1.2. "Assumed Liabilities" shall have the meaning set forth in
Article III.

     1.3. "Assumption Agreement" means that certain Assignment and Assumption Agreement, in the form attached as Exhibit A to this Agreement, to be executed and delivered by Buyer and Seller at the Closing, pursuant to which Seller will assign the Assumed Contracts to Buyer and Buyer will assume the Assumed Contracts.

     1.4. "Bill of Sale" means that certain Bill of Sale, in the form attached as Exhibit B to this Agreement, to be executed and delivered by Seller to Buyer at the Closing.

     1.5. "Business Intellectual Property" means all rights to the trade name "W&B" and all derivatives thereof, including "W&B Refrigeration Service Company," "W&B Holdings," "W&B Management," and "W&B Service Company," and all of Seller's rights to use the trade names "Carrier Southwest," "Carrier Transicold of Dallas," "Carrier Transicold of Texas," and all derivatives thereof, and all of Seller's rights to and interest in all trademarks, service marks, trade names, Internet domain names, and logos together with all goodwill, registrations and applications related to the foregoing; all inventions, patents (including any registrations, continuations, renewals and applications for any of the foregoing); all copyrightable works, all copyrights (including any registered copyrights and registration applications); intellectual property license agreements; software (excluding commercially available mass-market software (e.g. Microsoft Windows, WordPerfect, Excel)); trade secrets, processes, confidential business information, technical formulas, technology and know-how, data, designs, drawings, specifications, supplier lists, pricing and cost information, business and marketing plans and proposals, and all copies and tangible embodiments thereof (in whatever form or medium) (collectively, "Intellectual Property"); in the case of each of the foregoing, that are primarily used in the conduct of the Business or are known by Seller to be necessary for the continued conduct of the Business by Buyer after the Closing Date, other than Excluded Assets.

     1.6. "Buyer Documents" shall have the meaning set forth in Section 7.2.

     1.7. "Buyer's Services" means any future services provided to Seller and its affiliates by Buyer, excluding equipment sales and parts sold across the counter.

     1.8. "Cash Purchase Price" means six million eight hundred thirty-one thousand one hundred fifteen and No/100 Dollars ($6,831,115.00); provided, however, that such amount is subject to adjustment by the parties hereto pursuant to the adjustments to the Purchase Price described in Section 5.2.

     1.9. "Closing" shall have the meaning set forth in Section 4.1.

     1.10. "Closing Date" means the date on which a Closing actually occurs pursuant to Section 4.1 hereof.

     1.11. "Closing Date Balance Sheet" means a balance sheet of the Business as of the Closing prepared in accordance with the methodologies used in calculating the November Balance Sheet.

     1.12. "Closing Date Net Asset Value" means the net asset value of the Business as of the Closing Date, the components of which will consist of
(i) accounts receivable, less allowance for doubtful accounts, (ii) inventories (less the amount of Excluded Inventory), (iii) all other current assets,
(iv) investments and other assets, (v) property and equipment (including (A) the Purchased Real Property, but excluding all other land and buildings,
(B) service equipment and (C) computer and related property), less accumulated depreciation, minus (vi) trade accounts payable, (vii) accrued payroll, (viii) all other accrued liabilities, and (ix) long term debt, all determined consistently with the principles used to prepare the Preliminary Balance Sheet.

     1.13. "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

     1.14. "Consulting Services Agreement" means that certain Consulting Services Agreement, in the form attached hereto as Exhibit C to be executed by Buyer and Seller at Closing.

     1.15. "Customer List" means the name of each customer of Seller with respect to the Business to whom Seller has made sales or has provided services as of the Closing Date or within one year period prior to Closing, and the address of each such customer.

     1.16. "Deed" means that certain Special Warranty Deed, in substantially the form attached as Exhibit D to this Agreement, to be executed and delivered by Seller.

     1.17. "Effective Time" means the effective time of Closing specified in
Section 4.1 hereof.

     1.18. "Employee Benefits" means all wages, accrued vacation, sick leave and personal day payments, employment contracts and collective bargaining agreements, salary continuation (for disability or otherwise), scholarship programs or other compensatory practices, whether formal or informal, for the benefit of one or more present or former Employees or their beneficiaries, medical, dental and hospitalization, Medicare premium reimbursement, sick pay, sickness and accident benefits, short- and long-term disability benefits, workers' compensation, life insurance (and any other death benefits) and any and all other individual and group benefits under all Employee Plans and other arrangements in effect or covering one or more Employees or retired, disabled or terminated Employees (including their dependents and beneficiaries).

     1.19. "Employee Plans" means any of the following, which is or was sponsored by Seller or Buyer or any member of any controlled group (within the meaning of the Code or ERISA) to which Seller or Buyer belongs, or to which Seller or Buyer or any member of the controlled group of Seller or Buyer contributes or contributed, with respect to Employees or former employees of the Business: any plan described in Section 3(3) of ERISA, any employee welfare benefit plan (within the meaning of Section 3(l) of ERISA) or any employee pension benefit plan (within the meaning of Section 3(2) of ERISA), including all collectively bargained plans, and all plans or policies providing for "fringe benefits" or Employee Benefits, and any trust, escrow or other agreement related thereto.

     1.20. "Employees" means all employees of Seller whose services are or have been used by or in connection with the Business immediately prior to the Effective Time, including employees on leave of absence, short-term and long-term disability, layoff status with recall rights and part-time employees.

     1.21. "Equity Purchase Price" means a 19.9% partnership interest in Buyer, comprised of a 19.9% interest in JM&R, Inc., the sole general partner of Buyer (the "General Partner"), and a 19.9% limited partner interest in Buyer, the implied value of which is One Million and No/100 Dollars ($1,000,000.00) at the Effective Time).

     1.22. "Estimated Net Asset Value" means the estimated amount of net asset value of the Business as calculated pursuant to the Preliminary Balance Sheet."

     1.23. "Estimated Purchase Price" means the estimate prepared prior to Closing of the Purchase Price payable to Seller by Buyer as consideration for the sale and assignment of the Purchased Assets.

     1.24. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

     1.25. "Excluded Assets" means those assets to be retained by Seller and which are not to be included as part of the Purchased Assets, including the following assets of Seller:
           (a) all assets of Seller that are not used in the Business and are identified on Schedule 1.25, including those assets of Seller that are used primarily in connection with the operation of Airpro, a division of Seller ("Airpro");
           (b) cash, except for petty cash at each of Seller's branch locations at which the Business is operated;
           (c)  the Excluded Inventory;
           (d) all real property owned by Seller, except the Purchased Real Property;
           (e)  the shares of stock of Compressors Plus, Inc. owned by Seller;
and
           (f) all minute books, stock transfer records, tax records and financial statements of Seller.

     1.26. "Excluded Inventory" means the Inventory described on Schedule 1.26 having a value of approximately Two Million Two Hundred Ninety-Three Thousand Two Hundred Ninety and No/100 Dollars ($2,293,290.00).

     1.27. "Governmental Body" means any federal, state, local or other governmental department, commission, board, bureau, agency, instrumentality or other authority.

     1.28. "Intercreditor Agreement" means the subordination agreement between Seller and the lender providing financing to Buyer for the purchase of the Purchased Assets (the "Senior Lender") in the form attached as Exhibit E.

     1.29. "Inventory" means all inventories of Seller relating to the Business, including raw materials and supplies, parts and goods in process.

     1.30. "Knowledge of Buyer," "Buyer's Knowledge" or any substantially similar term means the actual knowledge of Buyer, John B. Chisolm, Donald Rutledge, the General Partner or any officers of Buyer.

     1.31. "Knowledge of Seller," "Seller's Knowledge" or any substantially similar term means the actual knowledge of the following individuals, Stoney
M. Stubbs, Jr., S.S. McKenney III, F. Dixon McElwee, Jr., Thomas Yetter and Charles Robertson.

     1.32. "Leased Real Property" means the parcels of real property owned or leased by Seller and located in Fort Worth, Houston, and Harlingen, Texas, which shall be leased or subleased by Seller to Buyer pursuant to the Leases. The Leased Real Property shall also mean the portion of the premises owned by Seller and located in Mesquite, Texas which shall be leased to Buyer pursuant to an oral month to month lease.

     1.33. "Leases" means the lease or sublease agreements attached hereto as Exhibits F-1, F-2, and F-3 with respect to the Leased Real Property, and containing such options for purchase of the Leased Real Property as may be specified in such Leases.

     1.34. "Loan Agreement" means the subordinated loan agreement between Buyer and Seller relating to the Seller Note, in the form attached as Exhibit G.

     1.35. "Liabilities" means any indebtedness, liability, loss, damage, deficiency, or obligation, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, whether or not of the kind required by generally accepted accounting principles to be set forth on a financial statement, including any liability for Taxes.

     1.36. "Lien" means any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction, or any other encumbrance, restriction or limitation whatsoever.

     1.37. "Losses" means any and all losses, costs, expenses, obligations, liabilities, or damages, including attorneys' fees and disbursements.

     1.38. "Machinery and Equipment" means all of the office equipment, machinery, vehicles, other equipment and computer hardware and software primarily utilized by Seller in the Business, including, but not limited to, those items identified on Schedule 1.38 attached hereto.

     1.39. "Non-Competition Agreements" means the non-competition agreement among Buyer, Seller and FFE in the form attached hereto as Exhibit H-1 (the "Seller Non-Competition Agreement") and the non-competition agreement between Buyer and John B. Chisolm in the form attached hereto as Exhibit H-2, (the "Chisolm Non-Competition Agreement").

     1.40. "November Balance Sheet" means the balance sheet of Seller dated as of November 30, 2001, attached as Schedule 1.40.

     1.41. "Other Property" means all guarantees, warranties, books and records, files, documents, supplies, and other personal property primarily owned or used by Seller in conducting the Business as it is presently being conducted by Seller, other than the Excluded Assets.

     1.42. "Partnership Agreement" means the partnership agreement governing Buyer and, after the Closing, means the partnership agreement as amended and restated for the payment of the Equity Purchase Price and to include matters relating to Seller's investment in Buyer, in the form attached as Exhibit I, also referred to as the "Amended and Restated Partnership Agreement."

     1.43. "Parts and Used Unit Inventory" means the Parts and Used Unit Inventory retained by Seller as part of the Excluded Inventory.

     1.44. "Permitted Liens" means those Liens on the Purchased Assets listed on Schedule 1.44 hereto.

     1.45. "Person" means an individual, partnership, corporation, trust, unincorporated organization, association or joint venture or Governmental Body.

     1.46. "Pledge Agreement" means, collectively, the pledges of (i) the partnership interests owned by John B. Chisolm and the General Partner in the Partnership and (ii) the shares of stock owned by John B. Chisolm in the General Partner, in each case to secure the Seller Note, in the forms attached as Exhibits J-1, J-2 and J-3.

     1.47. "Preliminary Balance Sheet" means an estimated balance sheet of the Business as of November 30, 2001, prepared by Seller in accordance with the methodologies used in calculating the November Balance Sheet and delivered to Buyer by Seller on or before the Closing Date.

     1.48.  "Purchased Assets" shall have the meaning set forth in Article II.

     1.49.  "Purchase Price" shall have the meaning set forth in Section 5.1.

     1.50. "Purchased Real Property" means the real property owned by Seller located at 660 Ft. Worth Avenue, Dallas, Texas 75208, together with all buildings, improvements and fixtures located thereon and any easements, rights of way or appurtenances thereto.

     1.51. "Real Property" means all real property owned or leased by Seller in connection with the Business, including the Leased Real Property and the Purchased Real Property, identified on Schedule 1.51 hereto.

     1.52. "Refurbishment Allowance" means $125,000.00, which amount is included in the Estimated Purchase Price as the estimated Refurbishment Cost.

     1.53. "Refurbishment Cost" means the actual cost incurred by Buyer to refurbish the Used Trailer Inventory included in the Excluded Inventory identified on Schedule 1.25 to standard trade specifications.

     1.54. "Security Agreement" means the subordinated security agreement establishing a second lien on all the Purchased Assets other than the Real Property to secure the Seller Note in the form attached as Exhibit K.

     1.55.  "Seller Documents" shall have the meaning set forth in Section 6.2.

     1.56. "Seller Loan Documents" means the Seller Note, Loan Agreement, Pledge Agreement, Security Agreement, UCC-1s, Intercreditor Agreement and such other documents as may be required pursuant to the terms of the Loan Agreement.

     1.57. "Seller Note" means the subordinated term note by Buyer in favor of Seller in the principal amount of four million one hundred thirty-four thousand seven hundred eighty-five and No/100 Dollars ($4,134,785.00) attached hereto as Exhibit L.

     1.58. "Shareholders' Agreement" shall mean the agreement among the General Partner, John B. Chisolm and Seller governing the ownership and disposition of shares in the General Partner and certain other agreements between the Shareholders of the General Partner in the form attached hereto as Exhibit M.

     1.59. "Tax" or "Taxes" means any federal, state, local or foreign income, gross receipt, license, payroll, employment, excise, severance, occupation, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     1.60. "UCC-1s" shall mean the UCC-1 financial statements filed relating to the security for the Seller Note in the forms attached as Exhibits N-1 and N-2.


                            ARTICLE II
                            ==========
                 PURCHASE AND SALE OF PURCHASED ASSETS
                 -------------------------------------

     On the terms and subject to the conditions hereof, at Closing, Seller shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller all of Seller's right, title and interest in and to all properties and assets, both tangible and intangible that are used in, or arise in connection with, the conduct of the Business (the "Purchased Assets") including without limitation:
          (a)  all prepaid expenses;
          (b)  the Customer List;
          (c)  the Machinery and Equipment;
          (d)  all accounts, notes and other receivables of Seller;
          (e)  the Inventory (other than the Excluded Inventory);
          (f) all Governmental Body licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents, to the extent assignable;
          (g)  the Business Intellectual Property;
          (h) the Purchased Real Property and the leasehold interests in the Leased Real Property, including all improvements and fixtures thereon;
          (i)  the Other Property;
          (j) the rights and interests of Seller under the Assumed Contracts and
          (k) petty cash located at each of Seller's branch locations at which time the Business is operated.

All of the personal property is sold to Buyer "AS IS, WHERE IS."

                        ARTICLE III
                        ===========
                 ASSUMPTION OF LIABILITIES
                 -------------------------

     On the terms and subject to the conditions hereof, at Closing, Buyer shall assume, perform and discharge when and as the same become due, each of the following liabilities relating to the Business (the "Assumed Liabilities"):
          (i) all obligations of Seller arising from and after the Closing Date under the Assumed Contracts and permits, licenses, authorizations and approvals of Seller related to the Business;
          (ii) all trade accounts payable and accrued expenses incurred by Seller in connection with the Business and reflected on the books and records of Seller as of the Effective Time;
          (iii) all liabilities arising from and after the Closing Date out of all employment-related matters resulting from decisions of Buyer made on or after the Effective Time, including but not limited to any and all liabilities arising under the Worker Adjustment and Retraining Notification Act, the Family Medical Leave Act, state and federal discrimination statutes and the Fair Labor Standards Act;
          (iv) all those Liabilities of Seller which expressly are set forth on Schedule 3; and
          (v) all liabilities of the Business arising from and after the Closing Date.

          Notwithstanding anything to the contrary set forth herein, the Assumed Liabilities shall expressly exclude:

          (i) any Liabilities of Seller for unpaid Taxes for periods prior to Closing, including any liability for income Taxes arising in connection with the consummation of the transactions contemplated hereby;
          (ii) any Liabilities of Seller for costs or expenses incurred in connection with this Agreement, or the transactions contemplated hereby, expressly assumed by Seller in Section 9.7 hereof that are not identified in the Financial Statements; and
          (iii) any Liabilities of Seller arising out of or in connection with the operations of Airpro.


                           ARTICLE IV
                           ==========
                            CLOSING
                            -------

      4.1. Closing Date.
           ------------
          (a) Closing hereunder (the "Closing") shall take place simultaneously with the execution and delivery of this Agreement by the parties (the date of such execution and delivery, the "Closing Date").
          (b) The effective time of the Closing hereunder will be deemed to have occurred at 5:00 p.m. (Central time) on the Closing Date (the "Effective Time").

     4.2. Deliveries at the Closing.
          -------------------------
          (a)  At the Closing, Seller will:
               (i)    deliver to Buyer a duly executed Bill of Sale;
               (ii) deliver to Buyer a duly executed counterpart of the Assumption Agreement;
               (iii) deliver to Buyer a duly executed counterpart of the Consulting Services Agreement;
               (iv) deliver to Buyer a duly executed Deed with respect to the Purchased Real Property;
               (v) deliver to Buyer a duly executed counterpart of each of the Leases;
               (vi) deliver to Buyer the titles to and applications for transfer of the vehicles included in the Purchased Assets;
               (vii) deliver to Buyer a duly executed counterpart of the Amended and Restated Partnership Agreement;
               (viii) deliver to Buyer a duly executed counterpart of the Shareholders' Agreement;
               (ix) deliver all the Seller Loan Documents to be executed by Seller;
               (x) deliver to Buyer duly executed copies of the consent and approvals of third parties required in connection with the Assumed Contracts and Assigned Leases, including the consent of the Carrier Transicold Division of United Technologies Corporation;
               (xi) deliver to Buyer a counterpart of the Seller Non-Competition Agreement duly executed by Seller and FFE;
               (xii) deliver to Buyer a Certificate of the Secretary of Seller, including resolutions of the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement;
               (xiii) deliver to Buyer a UCC-3 Financing
Statement Amendment releasing the lien of Seller's lender on the Purchased Assets; and
               (xiv) deliver to Buyer all such other deeds, endorsements, assignments and other instruments, documents and agreements as Buyer may reasonably request to carry out the transfers and assignments contemplated by this Agreement and to comply with the terms hereof.
          (b)  At the Closing, Buyer will:
               (i) deliver to Seller a duly executed counterpart of the Assumption Agreement duly executed by Buyer;
               (ii) deliver to Seller a duly executed counterpart of the Consulting Services Agreement;
               (iii) deliver to Seller a duly executed counterpart of each of the Leases;
               (iv) deliver to Seller the Seller Loan Documents duly executed by Buyer, John B. Chisolm and the General Partner, as appropriate;
               (v) deliver to Seller a duly executed counterpart of the Amended and Restated Partnership Agreement,
               (vi) deliver to Seller a duly executed counterpart of the Shareholders' Agreement;
               (vii) deliver to Seller the Cash Purchase Price by wire transfer of immediately available funds;
               (viii) deliver to Seller duly executed counterparts of the Seller Non-Competition Agreement and the Chisolm Non-Competition Agreement;
               (ix) deliver to Seller a Certificate of the sole general partner of Borrower and a Certificate of the Secretary of the General Partner authorizing the execution, delivery and performance of this Agreement;
               (x) deliver to Seller certificates of insurance issued to Buyer evidencing Buyer's compliance with the insurance provisions of the Seller Loan Documents and the Leases; and
               (xi) deliver to Seller, such other instruments, documents or agreements as Seller may reasonably request to carry out the transactions contemplated by this Agreement and to comply with the terms hereof.


                           ARTICLE V
                           =========
            PURCHASE PRICE AND PURCHASE PRICE ADJUSTMENTS
            ---------------------------------------------
     5.1. Purchase Price. The purchase price payable to Seller by Buyer as consideration for the sale and assignment of the Purchased Assets (the "Purchase Price") shall consist of the sum of (i) the Cash Purchase Price,
(ii) the Equity Purchase Price, (iii) the amount of the Seller Note, subject to adjustment as set forth in Section 5.2.

     5.2. Purchase Price Adjustment.
          (a) Not later than thirty (30) days after the Closing Date, Seller will prepare and deliver to Buyer a statement (the "Closing Date Net Asset
Value Statement"), certified by an appropriate senior executive officer of Seller, setting forth Seller's calculation of the Closing Date Net Asset Value of the Business as of the Closing Date. Upon delivery of the Closing Date Net Asset Value Statement, Seller shall provide Buyer and its representatives with reasonable access during business hours to the books and records of the Business in order to allow Buyer and its representatives to verify the accuracy of the calculation of the Closing Date Net Asset Value Statement.
          (b) (i) In the event that Buyer does not object to the Closing Date Net Asset Value Statement delivered by Seller by written notice of objection (the "Notice of Objection") delivered to Seller within ten (10) business days after the date on which the Closing Date Net Asset Value Statement was delivered to Buyer, such Notice of Objection to describe in reasonable detail Buyer's proposed adjustments to the Closing Date Net Asset Value Statement, the Closing Date Net Asset Value Statement shall be deemed final and binding.
               (ii) If Buyer delivers a timely Notice of Objection to Seller, then all undisputed amounts shall be released to the appropriate party and any remaining matters in dispute shall be resolved as follows:
                    (A) Seller and Buyer shall promptly endeavor to agree upon the Closing Date Net Asset Value Statement. In the event that a written agreement as to the Closing Date Net Asset Value Statement has not been reached within ten (10) business days after the date of delivery by Buyer of the Notice of Objection, Seller's Closing Date Net Asset Value Statement, together with a description of any unresolved dispute, shall be submitted to the Dallas, Texas office of the American Arbitration Association (the "Arbitrator").
                    (B) Within thirty days of the submission of any dispute concerning the Closing Date Net Asset Value Statement to the Arbitrator, the Arbitrator shall render a decision in accordance with this Section 5.2 along with a statement of reasons therefor. The decision of the Arbitrator shall be final and binding upon each party hereto and deemed to be an arbitral award which may be entered in any court having competent jurisdiction. In the event Seller and Buyer submit any unresolved disputes to the Arbitrator for resolution pursuant to this Section 5.2(b)(ii), the losing party shall pay the fees and expenses of the Arbitrator and of counsel for the prevailing party.
          (c) If the Closing Date Net Asset Value of the Business as of the Closing Date as reflected on the final Closing Date Net Asset Value Statement is less than the Estimated Net Asset Value, then Seller shall be obligated to pay to Buyer the amount of any such deficiency within five (5) business days after the determination of the final Closing Date Net Asset Value Statement by
(i) wire transfer of immediately available funds to an account designated in writing by Buyer, if Buyer and Seller agree that such amount is to be paid in Cash, (ii) a decrease in the equity interest in the Buyer by an appropriate adjustment to the Equity Purchase Price, if Buyer and Seller agree that such amount is to be paid in equity, or (iii) cancellation of the Seller Note in exchange for a substitute promissory note duly executed by Buyer with the only change to such Seller Note being the appropriate decrease to the principal amount of the Seller Note and the corresponding principal payments, if Buyer and Seller agree that such amount is to be paid by adjusting the Seller Note.
If the Closing Date Net Asset Value of the Business as of the Closing Date as reflected on the final Closing Date Net Asset Value Statement exceeds the Estimated Net Asset Value, then Buyer shall be obligated to pay to Seller the amount of any such excess within five (5) business days after the determination of the final Closing Date Net Asset Value Statement at Buyer's election by
(i) wire transfer of immediately available funds to an account designated in writing by Seller, if such amount is to be paid in Cash, (ii) an increase in the equity interest in the Buyer by an appropriate adjustment to the Equity Purchase Price, if such amount is to be paid in equity, or (iii) cancellation of the Seller Note in exchange for a substitute promissory note duly executed by Buyer with the only change to such Seller Note being the appropriate increase to the principal amount of the Seller Note and the corresponding adjustment to the principal payments, if such amount is to be paid by adjusting the Seller Note. Buyer and Seller shall make appropriate amendments to the Partnership Agreement, Seller Note or other appropriate documents in such components of the Purchase Price are adjusted and shall adjust the allocation of the Purchase Price as provided in Section 5.3 below.

     5.3. Allocation of Purchase Price. At Closing, Buyer and Seller shall allocate the Purchase Price among the Purchased Assets. Buyer and Seller shall timely complete a Form 8594, Asset Acquisition Statement of Allocation, consistent with such allocation and shall file a copy of such form with its federal income tax return for the period that includes the Effective Time.
Each of Buyer and Seller further agrees not to take any position inconsistent with such mutually agreed allocation for any tax purpose.


                             ARTICLE VI
                             ==========
                 REPRESENTATIONS AND WARRANTIES OF SELLER
                 ----------------------------------------

Seller hereby represents and warrants to Buyer as follows:

     6.1. Organization. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite right, power and authority to own, lease and operate all of its properties and assets used in the Business and to carry out the Business as it is presently conducted. To the extent required by applicable law, Seller is licensed or qualified to do business in Texas, and in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a material adverse effect on the Business or the transactions contemplated by this Agreement.

    6.2. Authority; Consents and Approvals. Seller has all requisite corporate right, power and authority to execute, deliver and perform this Agreement and each other document referenced herein to be executed and delivered by Seller pursuant hereto (together, the "Seller Documents"). The execution, delivery, and performance of the Seller Documents by Seller has been duly and validly authorized and approved by all necessary corporate action. This Agreement constitutes a valid and legally binding obligation of Seller, and except as set forth on Schedule 6.2, the execution, delivery and performance of the Seller Documents by Seller will not violate Seller's Certificate of Incorporation or Bylaws, as each is amended to the date hereof, or to the knowledge of Seller, (a) violate in any material respect any applicable provision of law or any rule or regulation of any Governmental Body or any order, writ, injunction, judgment or decree of any court, administrative agency or Governmental Body, (b) require any consent under or constitute a default under any material agreement, indenture, mortgage, deed of trust, lease, or other instrument to which Seller is a party or by which it is bound (including any of the Assumed Contracts), or any license, permit or certificate held by it, or (c) result in the creation of any Lien upon any of the Purchased Assets or under any of the Assumed Contracts.

     6.3. Title to Purchased Assets. At Closing, Seller will have the full right and power to convey and will convey to Buyer, effective as of the Effective Time, good and indefeasible title to the Purchased Assets, free and clear of any and all Liens except the Permitted Liens and for the lien of Seller's lender, which Seller shall cause to be released promptly following receipt by Seller of the Cash Purchase Price.

     6.4. Assumed Contracts. Seller has made available to Buyer true and correct copies of all Assumed Contracts. To Seller's knowledge, such Assumed Contracts (a) constitute all of the contracts, leases and agreements material to the Business, other than (i) employment contracts or service contracts terminable at will without payment of any penalty, (ii) purchase orders entered into in the ordinary course of business, and (iii) miscellaneous contracts involving liabilities of not more than $250,000.00 in the aggregate, and
(b) are in full force and effect and neither Seller nor any other party to such Assumed Contracts is in default thereunder.

     6.5. No Injunctions or Orders. There are no necessary governmental consents, approvals or filings necessary for the sale by Seller of the Purchased Assets, and Seller is not subject to and, to Seller's knowledge, has not been threatened with any injunctions of any court or orders of any federal, state or municipal court or Governmental Body, which would limit or otherwise adversely affect Seller's ability to sell the Purchased Assets or to conduct the Business substantially as it is currently conducted by Seller.

     6.6. Real Property.
          (a) Schedule 1.51 sets forth a true and complete list of the real property owned or leased by Seller which is used in the Business.
          (b)  With respect to the Purchased Real Property:
               (i) to the knowledge of Seller, there are no pending or threatened condemnation proceedings, lawsuits or administrative actions relating to the Purchased Real Property;
               (ii) to the knowledge of Seller, there are no leases, subleases, licenses or other agreements, written or oral, granting to any party of right of use of occupancy of any portion of the Purchased Real Property;
               (iii) to the knowledge of Seller, there are no outstanding options or rights of first refusal to purchase the Purchased Real Property, or any portion thereof or interest therein; and
               (iv) to the knowledge of Seller, there are no Liens upon the Purchased Real Property other than those listed on Owner's Policy of Title Insurance to be obtained by Buyer with respect to the Purchased Real Property (the "Owner's Title Policy").
          (c) To the knowledge of Seller, there are no Liens upon any of the leasehold interests of Seller in the Leased Real Property. To the knowledge of Seller, (i) each lease of each Leased Real Property is valid and binding and in full force and effect, (ii) Seller is not in default and has not received notice of alleged default, and (iii) no event has occurred which with notice or the passage of time would constitute a default under any of such leases.

     6.7. Employees. Schedule 6.7 sets forth a true and complete list of all Employees of Seller who are engaged in the Business, along with their hourly rate or annual salary, title and bonus paid last year.

     6.8. Employee Benefits and Employee Plans. Schedule 6.8 sets forth a list of all Employee Benefits and Employee Plans of Seller (each a "Seller Employee Plan" and collectively, the "Seller Employee Plans") currently provided to the Employees and relating to the Business. True and correct copies of the Seller Employee Plans and all amendments thereto have been delivered to Buyer. The administration of all Seller Employee Plans prior to date hereof will not result in the creation of any liens against the Purchased Assets or any liability on the part of Buyer therefor.

     6.9. Compliance with Laws. To Seller's knowledge, Seller has complied in all material respects with the laws and regulations applicable to the Purchased Assets and the Business.

     6.10. Litigation. To Seller's knowledge, there is no pending or threatened litigation against Seller relating to the Business that would result in a Lien against the Purchased Assets at Closing or otherwise prohibit Seller's ability to transfer the Purchased Assets to Buyer or to consummate the transactions contemplated by this Agreement. Except as set forth on Schedule 6.10 attached hereto, there is no suit, action, administrative proceeding, arbitration, grievance or other governmental investigation pending or, to the knowledge of Seller, threatened against Seller which individually or in the aggregate could create a Lien on the Purchased Assets or result in any liability on the part of Buyer therefor.

     6.11. Brokers. No agent, broker, investment banker or employee of Seller or of FFE, or other person acting on behalf of or under the authority of Seller or FFE is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly in connection with the transactions contemplated by this Agreement for which Buyer will be liable and no valid claim will exist against Buyer or against the Business or Purchased Assets for any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with the transactions contemplated by this Agreement. To Seller's knowledge, only the broker or finder listed on
Schedule 6.11 alleges that a fee is due from Seller with respect to the transactions contemplated by this Agreement.

                               ARTICLE VII
                               ===========
                  REPRESENTATIONS AND WARRANTIES OF BUYER
                  ---------------------------------------

Buyer hereby represents and warrants to Seller as follows:

     7.1. Organization. Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas and has the full right, power and authority to own, lease and operate the Purchased Assets and the Business in the State of Texas.

     7.2. Authority, Consents and Approvals. Buyer has all requisite partnership right, power and authority to execute, deliver and perform this Agreement and each other document and agreement to be executed and delivered by Buyer pursuant hereto (together, the "Buyer Documents"). The execution, delivery and performance of the Buyer Documents by Buyer have been duly and validly authorized and approved by all necessary partnership action. This Agreement constitutes a valid and legally binding obligation of Buyer. The execution, delivery and performance of the Buyer Documents by Buyer will not violate the Partnership Agreement as amended to the date hereof, and to the knowledge of Buyer, will not (a) violate any provision of law or any rule or regulation of any Governmental Body applicable to Buyer, or any order, writ, injunction, judgment or decree of any court, administrative agency or Governmental Body applicable to Buyer, (b) require any consent under or constitute a default under any agreement, indenture, mortgage, deed of trust, lease, license or other instrument to which Buyer is a party or by which it is bound, or any license, permit or certificate held by it, or (c) require any consent of, approval by, notice to or registration with any Governmental Body.

     7.3. No Injunctions or Orders. Buyer is not engaged in, nor is there pending or, to Buyer's knowledge, threatened, any action, dispute, claim, litigation, arbitration, investigation or other proceeding at law or in equity or before any Governmental Body or other administrative agency nor are there any injunctions of any court or orders of any federal, state or municipal court or Governmental Body which could adversely affect Buyer's ability to perform any of its obligations hereunder or the transactions contemplated by this Agreement.

     7.4. Brokers. No agent, broker, investment banker or other Person acting on behalf of Buyer or under its authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with the transactions contemplated by this Agreement for which Seller will be liable.

     7.5. Litigation. There is no pending or, to Buyer's knowledge, threatened litigation against Buyer that would inhibit Buyer's ability to consummate the transactions contemplated by this Agreement.

     7.6. No Knowledge. To the knowledge of Buyer, there are no (i) matters which (a) constitute a breach of a representation or warranty of Seller or
(b) are a liability or contingent liability of Seller or (ii) written or oral agreements with any Person which would result in the deferral of any income in connection with the Business until after the Closing Date which are not known by the individuals listed in the definition of "Knowledge of Sellers." To the knowledge of Buyer, since the date of the November Balance Sheet, the Business has been carried on in the ordinary course and in substantially the manner as carried on prior thereto and no transaction has been entered into which is outside of the ordinary course of business or with an affiliated Person that is on other than arm's length terms that is not known to Seller.


                          ARTICLE VIII
                          ============
                         INDEMNIFICATION
                         ---------------

     8.1. Survival of Representations and Warranties. The representations contained in Sections 6.2, 6.3, 6.6(b), 6.8, 6.10, 6.11, 7.3, 7.4 and 7.6 of
this Agreement shall survive the execution and delivery of this Agreement and continue in full force and effect for a period of one (1) year thereafter. EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE REPRESENTATIONS AND WARRANTIES MADE BY ANY PARTY IN THIS AGREEMENT (INCLUDING ALL SCHEDULES HERETO) WILL NOT SURVIVE THE CLOSING.

     8.2. Indemnities by Seller. After the Effective Time, Seller shall indemnify, defend and hold harmless Buyer from and against and in respect of any and all Losses that Buyer shall incur, suffer or have asserted against it, which arise, result from or relate to: (a) any material breach of any representation or warranty or covenant or agreement of Seller contained in this Agreement; and (b) all Liabilities of Seller other than the Assumed Liabilities, including but not limited to all Liabilities relating to the Purchased Assets or the Business that relate to the period prior to the Effective Time.

     8.3. Indemnities by Buyer. After Closing, Buyer shall indemnify, defend and hold harmless Seller from and against and in respect of any and all Losses that Seller shall incur, suffer or have asserted against it, which arise, result from or relate to: (a) any material breach of any representation or warranty or covenant or agreement of Buyer contained in this Agreement; (b) any Assumed Liabilities; (c) any liabilities or contingent liabilities of Seller relating to the Business and not known to the individuals listed in the definition of "Seller's Knowledge" but known by the individuals listed in the definition of "Buyer's Knowledge," and (d) all Liabilities relating to the operation of the Business or the Purchased Assets arising after the Closing.

     8.4. Indemnity Procedures. In case any claim, demand or action shall be brought against any party entitled to indemnity, such party shall notify the other party from whom indemnity is sought in writing within ten (10) days of the date such party receives notice thereof, and the indemnifying party shall assume the defense thereof, including the employment of counsel; provided, however, that any failure to notify the indemnifying party of a claim, demand or action shall not bar a claim of indemnity unless the indemnified party has been prejudiced or damaged, in which case the right to be indemnified shall be reduced by the Losses suffered as a result of such failure to give notice. If any party shall become aware of any facts which might result in any such claim, demand or action, such party shall promptly notify the other party from whom indemnity might be sought with respect thereto, which shall have the right to take such action as it may deem appropriate to resolve such matter. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel has been specifically authorized by the indemnifying party or unless a conflict of interest exists between the interests of the indemnified and indemnifying parties that requires a separate representation, in which case the fees and expenses of separate counsel shall be paid by the indemnifying party. The indemnifying party shall not be liable for any settlement of any action effected without its consent, which consent will not be unreasonably withheld.

     8.5. Dollar and Other Limitations.
          (a) Seller will not be liable to Buyer for indemnification hereunder until the Losses of Buyer in the aggregate under Section 8.2 exceed $20,000.00, and then only to the extent that such Losses exceed that amount.
          (b) The Buyer will not be liable to Seller for indemnification hereunder until the Losses of Seller in the aggregate under Section 8.3 exceed $20,000.00, and then only to the extent that such Losses exceed that amount.
          (c) The total amount payable pursuant to this Article VIII by Seller with respect to all Indemnification Claims brought by Buyer hereunder will not exceed $500,000.00.
          (d) The total amount payable pursuant to this Article VIII by Buyer with respect to all Indemnification Claims brought by Seller hereunder will not exceed $500,000.00.
          (e) No amount shall be payable to the extent of insurance, except to the extent there has been a claim of subrogation requiring payment by the party seeking indemnification hereunder, with respect to any Loss.

     8.6. Indemnification by FFE. FFE shall indemnify, defend and hold harmless Buyer from and against and in respect of any and all Losses that Buyer shall incur which arise, result from or relate to: (a) any presently disclosed Liabilities associated with Compressors Plus, Inc., W&B Management, or Airpro, or (b) any Losses or Liabilities arising with respect to the Business and the Purchased Assets from any activity of Seller prior to Closing which is not an Assumed Liability and which is known to Seller at Closing. Such indemnification shall be provided only to the extent Buyer has made demand upon Seller, Seller does not contest such demand and Seller fails to so indemnify Buyer within 30 days thereafter. The obligation of FFE to indemnify Buyer hereunder and any amounts payable by FFE hereunder shall be subject to the same limitations as those of Seller pursuant to Sections 8.4 and 8.5 above.








                            ARTICLE IX
                            ==========
                        FURTHER AGREEMENTS
                        ------------------

     9.1. Change of Name. Within five business days after the Closing Date, Seller shall amend its Certificate of Incorporation to change its name from W&B Refrigeration Service Company to a name that does not include "W&B Refrigeration," "W&B Service," or any derivative of any such names and will cease using the "W&B Refrigeration" name or any component thereof and will not grant or renew any license to use such name or any component thereof. Following the Closing Date, Seller agrees to file a written consent and whatever other documents are required to permit Buyer (or any affiliate of Buyer) to incorporate, qualify or register using "W&B Refrigeration," "W&B Service" or any similar name.

     9.2. Confidentiality. Whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto agrees to use its best efforts to keep confidential any and all information and data with respect to the other party which it has received as a result of any investigation made in connection with this Agreement and which is not otherwise available to the public; provided, however, that notwithstanding the foregoing, each of the parties hereto shall be free to disclose any such information or data (a) to the extent required by applicable law or
(b) during the course of or in connection with any litigation or other proceeding based upon or in connection with the subject matter of this Agreement, including, without limitation, the failure of the parties to consummate the transactions contemplated hereby.

     9.3. Defense of Claims. Buyer hereby agrees from and after Closing to use reasonable efforts to assist Seller and FFE with the defense, at Seller's or FFE's expense, of any proceeding brought against Seller or FFE, Seller's expense, arising out of or in connection with the Purchased Assets or this Agreement.

     9.4. Additional Actions by Seller and Buyer. After the Closing, Seller and Buyer shall execute and deliver such documents and do and perform all such other acts as may reasonably be required by the other in order to consummate the transactions described in this Agreement. To the extent that Seller's rights under any Assumed Contract and Lease may not be assigned without the consent of another Person, which consent has not been obtained as of the Closing Date, and to the extent Buyer agrees to waive in writing obtaining such consent as a condition precedent to the Closing, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful. Seller shall use its commercially reasonable efforts (not including any payments) to obtain any such required consents as promptly as practicable. If any such consent shall not be obtained or if any attempted assignment without such consent would be ineffective or would impair Buyer's rights under the Assumed Contract and Lease in question, Seller shall act, for a period of one year after the Effective Time, or for the duration of the Assumed Contract and Lease in question, whichever is less, as Buyer's agent to obtain for Buyer the benefits thereunder and shall cooperate with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer. Buyer shall execute and deliver all such documents and assumptions and do and perform all such other acts as may be reasonably requested by Seller to assure the assignment to and the assumption by Buyer of the Assumed Contracts and the Assumed Liabilities.

     9.5. Certain Liabilities; Prorations. All unpaid ad valorem taxes, other property taxes and highway use taxes incurred prior to the Effective Time pertaining to the Purchased Assets shall be pro rated as of the Effective
Time between Buyer and Seller, and Buyer shall assume the obligation to pay such prorated costs and taxes, including but not limited to, all unpaid ad valorem and other property taxes incurred in connection with the Real Property, but specifically excluding all unpaid utility costs (including charges for electricity, water, sewage, fuel oil, gas and telephone usage). Such assumed prorated costs and taxes that relate to the period prior to the Effective Time shall be included in the Assumed Liabilities. Although Buyer shall assume the obligation to pay such costs and taxes, Seller shall reimburse Buyer for all of such costs and taxes relating to the period prior to the Effective Time.

     9.6. Announcements. The parties will mutually agree as to the time, form and content before issuing any press releases or otherwise making any public statements or statements to third parties with respect to transactions contemplated hereby, except as may be required by law or rule of any applicable securities exchange.

     9.7. Attorneys' Fees and Other Transaction Costs.
          (a)  Seller shall be responsible for the following:
               (i) the payment of (A) legal fees and expenses reasonably incurred by Buyer in connection with this Agreement and the transactions contemplated hereby, including the formation of Buyer as a Texas limited partnership and the formation of the General Partner, and Buyer obtaining loans from the Senior Lender (the "Senior Indebtedness") and the Seller for the financing of its purchase of the Purchased Assets, and (B) the health and dental expenses incurred by or on behalf of Bobby Green; provided that the total amount payable under this subsection (i) shall not exceed $140,000; and such items shall be payable by Seller when incurred either directly to the third party charging for such expenses or as a reimbursement of Buyer or Bobby Green, as appropriate.
               (ii) the payment of Seller's own costs and expenses incurred in connection with this Agreement and the transactions contemplated thereby;
               (iii) the reimbursement of Buyer at Closing for one-half of the cost of the premium for the Owner's Title Policy up to $5,000.00; and
               (iv) the payment of one-half of any Liabilities, up to $5,000.00, for transfer, sales, use, motor vehicle, or other Taxes, other than income Taxes of Seller, arising in connection with the sale by Seller to Buyer of the service vehicles included among the Purchased Assets.
          (b)  Buyer shall be responsible for the following:
               (i) the payment of all costs and expenses relating to loan closing costs, the Senior Lender's fees and costs of the Senior Lender's legal counsel incurred in connection with the Senior Indebtedness;
               (ii)  the payment of the costs of the premium
for the Owner's Title Policy not paid by Seller pursuant to subsection
(a) above; and
               (iii) the payment of one-half, plus the amount, if any, that such one-half exceeds $5,000.00, of any Liabilities for transfer, sales, use, motor vehicle, or other Taxes, other than income Taxes of Seller, arising in connection with the consummation of the transactions contemplated hereby.
          (c) To the extent Seller has paid any amounts to be paid by Buyer or such amounts have been taken into account in adjusting the Purchase Price, the provisions of subsection (a) above shall be inapplicable.

     9.8. Books and Records. From and after Closing, Buyer shall own and be entitled to possession of all books and records of Seller exclusively pertaining to the Business or the Purchased Assets and operations of the Business prior to Closing, but, for five years after Closing, Seller shall have the right from time to time and at any time to examine and copy, at its own expense and upon request during normal business hours, the books and records pertaining to the Business and relating to any period prior to Closing. Seller shall provide access to any records of Seller which relate to the Business that are not included in the Purchased Assets, and to employees of Seller having knowledge of the Business to the extent reasonably requested by Buyer.

     9.9. Employees.
          (a) As of the Effective Time, Buyer will offer employment to the Employees engaged in the Business and listed on Schedule 6.7. The terms and conditions of employment to be offered to such of the Employees will be determined by Buyer in its sole discretion. Each such employee who accepts Buyer's offer of employment will hereinafter be referred to as a "Transferred Employee", and each such employee who is not offered employment with Buyer or who does not accept Buyer's offer of employment will hereinafter be referred to as a "Former Employee."
          (b) Buyer agrees that it will assume all of the accrued but unused vacation days and all earned but unused sick days credited to each Transferred Employee under the applicable vacation and sick leave policies of Seller as of the Effective Time. After the Effective Time, each Transferred Employee shall accrue vacation days and earn sick days for service with Buyer only in accordance with the applicable vacation and sick leave policies of Buyer and each Transferred Employee will only be allowed to use or be paid for unused vacation days and sick days assumed by Buyer in accordance with the policies of Buyer; provided, however, that in no event shall the application of the policies of Buyer serve to eliminate any benefits accrued by a Transferred Employee to the use of such vacation days and sick days. Seller will be responsible for paying Former Employees for unused vacation days and sick days, and Buyer will reimburse Seller for any such payments within five (5) business days of receipt of an invoice from Seller for such payments and any appropriate documentation that Buyer may reasonably request.
          (c) Except as specifically provided herein, a Seller Employee Plan, but only in accordance with its otherwise applicable terms, conditions, and exclusions, shall be liable for all Seller Employee Plan obligations to Former Employees and their eligible dependents and beneficiaries, regardless of when incurred, and to Transferred Employees and their eligible dependents and beneficiaries incurred before or at the Effective Time. Except as specifically provided herein, a Employee Plan of Buyer (a "Buyer Employee Plan"), but only in accordance with its otherwise applicable terms, conditions, and exclusions, shall be liable for Employee Plan obligations to Transferred Employees and their eligible dependents and beneficiaries incurred after the Effective Time.
          (d) COBRA, Health, LTD, Life and AD&D Benefits. Except as otherwise required by applicable law, Seller shall be responsible for any group health plan continuation coverage, notices, and disclosure required under Section
4980B of the Code or Sections 601 through 608 of ERISA ("COBRA") with respect to any Former Employee or Transferred Employee or any "qualified beneficiary" (as defined in Section 4980B of the Code) of any Former Employee or Transferred Employee with respect to any Seller Employee Plan. Buyer agrees to obtain within one hundred twenty (120) days of Closing, Health, long-term disability ("LTD"), life, and accidental death and dismemberment ("AD&D") Employee Plans of Buyer with benefits that shall generally be either the same as the benefits of similarly situated Buyer employees or comparable to the benefits of the Seller health, LTD, life, and AD&D Employee Plans by which they were covered immediately before the Effective Time for Transferred Employees and their eligible dependents.
          (e)  401(k) Plan.
               (i) FFE shall take whatever action is required under or with respect to the Frozen Food Express Industries, Inc. 401(k) Savings Plan ("FFE's 401(k) Plan") to cause the trustee of FFE's 401(k) Plan to distribute, or offer to distribute, the account of each Transferred Employee in accordance with the terms of FFE's 401(k) Plan, as soon as administratively feasible after the Effective Time, but only to the extent distribution is determined by the Plan administrator of FFE's 401(k) Plan to be permissible under the Code.
               (ii) As soon as reasonably practicable after the Effective Time, Transferred Employees shall become eligible to participate in a 401(k) Plan to be established by Buyer ("Buyer's 401(k) Plan") in accordance with the terms of Buyer's 401(k) Plan. For purposes of determining their eligibility to participate in and vested percentage under Buyer's 401(k) Plan, Transferred Employees shall receive credit under Buyer's 401(k) Plan for service for which they received credit under FFE's 401(k) Plan before the Effective Time.
          (f) The parties agree to furnish each other with such information, and to take all such other action, as is necessary and appropriate to effect the transactions contemplated by this Section 9.9 of this Agreement.
          (g) No provision of this Section 9.9 of this Agreement shall create any third-party beneficiary or other rights in any Transferred Employee or Former Employee (including any beneficiary or dependent thereof) with respect to continued employment with Buyer or with respect to any Employee Plan of Buyer, Seller, or FFE, nor shall any provision of this Agreement modify or amend, or be deemed to modify or amend, the terms of any Employee Plan of Buyer, Seller, or FFE. No provision of this Agreement shall constitute a limitation on Buyer's, Seller's, or FFE's rights to amend, modify, or terminate after the Effective Time any Employee Plan.

     9.10. Excluded Inventory as Fee for Services. After Closing, Seller shall have the option, exercisable in Seller's sole discretion, to pay for the Buyer's Services, as follows:
           (i) For the first $1,000,000.00 of Buyer's Services billed to Seller or its affiliates, being Frozen Food Express Industries, Inc., or any of its subsidiary entities, Seller may pay up to ten percent (10%) of each invoice for such services by transferring to Buyer certain of the Parts and Used Unit Inventory having a cost basis equal to ten percent (10%) of each such invoice; and
           (ii) Once the total amount billed to Seller and its affiliates, being Frozen Food Express Industries, Inc., or any of its subsidiary entities, for Buyer's Services exceeds $1,000,000.00, Seller may pay up to fifteen percent (15%) of each subsequent invoice by transferring to Buyer certain of the Parts and Used Unit Inventory having a cost basis equal to fifteen percent (15%) of each such invoice.

In the event that Seller elects to exercise its option hereunder with respect to the payment for Buyer's Services performed within a given month, Seller shall notify Buyer within fifteen (15) days following the end of such month of its intention to exercise its option. The Parts and Used Unit Inventory to be transferred pursuant to this Section shall be selected by Seller, in its reasonable discretion, and delivered to Buyer together with a bill of sale or other appropriate title document to transfer such parts and used units inventory free and clear of any lien or encumbrance within thirty (30) days following the end of the month during which the Buyer's Services for which payment is being made were performed.

     9.11. Accounts Payable; Accounts Receivable. Seller shall promptly forward to Buyer any payments Seller receives for any accounts receivable of the Business that are included in the Purchased Assets. Seller shall promptly forward to Buyer any bills, accounts payable or notes payable with respect to the Purchased Assets that are included in the Assumed Liabilities or otherwise payable by Buyer pursuant to the terms of this Agreement, and Buyer shall pay such items promptly when due.

     9.12. Refurbishment Cost Adjustment. In the event that the Refurbishment Cost exceeds the Refurbishment Allowance, then Seller shall transfer to Buyer certain of the Parts and Used Unit Inventory having a cost basis equal to the amount of such excess. In the event the Refurbishment Cost is less than the Refurbishment Allowance, Buyer shall transfer to Seller additional used parts held in Buyer's inventory having a cost basis equal to the amount of such deficiency. Transfers of Excluded Inventory to be made pursuant to this Section shall be made within thirty (30) days of the date of determination of the Refurbishment Cost by the party required to transfer such inventory executing a bill of sale transferring such Excluded Inventory to the other party.

     9.13. Interim Services.
           (a) Seller will provide to Buyer common payroll services, including paying all salaries, wages and commissions, and providing all related payroll tax deposit and tax reporting services (the "Payroll Services") for all of the Transferred Employees for a period commencing on the date hereof and terminating on December 31, 2001. Seller shall also cause IRS
Form W-2 Wage and Tax Statements (the "W-2's") to be prepared and issued to the Transferred Employees for the 2001 tax year.
           (b) Buyer shall reimburse Seller for all amounts paid by Seller in connection with the Payroll Services and the issuance of the W-2's to the Transferred Employees, including, but not limited to the wages paid to Transferred Employees and the fees charged by Seller's payroll service provider, which amounts shall be payable by Buyer within fifteen (15) days of its receipt of a bill from Seller therefor.
           (c) Seller shall use commercially reasonable efforts to limit the Payroll Services to the payments of payroll and withholding of taxes described in subsection (a) above. However, in addition to reimbursement for the foregoing, Buyer shall be required to reimburse Seller for any amounts withheld or contributions made by Seller to any 401(k) accounts of Transferred Employees or any amounts contributed to any cafeteria plan of any Transferred Employees in connection with Seller's provision of the Payroll Services.
           (d) The parties acknowledge and agree that Seller and all employees, personnel, principals, officers, agents and independent contractors of Seller (the "Seller's Group") shall be independent contractors in relation to Buyer in connection with their provision of services under this Section 9.13.
           (e) Buyer shall protect, indemnify, defend and hold Seller harmless from and against all liabilities, claims, damages, losses and expenses, including, but not limited to, court costs and reasonable attorney's fees (collectively, the "Losses"), caused by or arising in connection with Seller's provision of services pursuant to this Section 9.13. The indemnification of Seller by Buyer under this Section 9.13 shall not be subject to the dollar limitations of Section 8.5 hereof.



                            ARTICLE X
                            =========
                          MISCELLANEOUS
                          -------------

     10.1. Entire Understanding, Waiver, Etc. This Agreement (including all schedules and exhibits attached hereto) and all other agreements executed and delivered at the Closing set forth the entire understanding of the parties and supersede any and all prior or contemporaneous agreements and understandings relating to the subject matter hereof, and the provisions hereof may not be changed, modified, waived or altered except by an agreement in writing signed by the parties hereto. A waiver by any party of any of the terms or conditions of this Agreement, or of any breach thereof, shall not be deemed a waiver of such term or condition for the future, or of any other term or condition hereof, or of any subsequent breach thereof.

     10.2. Severability. If any provision of this Agreement or the application of such provision shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

     10.3. Accounting Terms. All accounting terms not specifically defined in this Agreement shall have the meanings given to them under accounting principles generally accepted in the United States.

     10.4. Notices. All notices, requests, demands and other communications that are required or may be given under this Agreement shall be in writing. All notices shall be deemed to have been duly given or made: if by hand, immediately upon delivery; if by Federal Express, Express Mail or any other reputable overnight delivery service, one business day after being placed in the control of the courier for overnight delivery; and if mailed by certified mail, return receipt requested, five business days after mailing. All notices are to be given or made to the parties at the following addresses (or to such other address as either party may designate by notice in accordance with the provisions of this Section):









          (a)  If to Seller:

                W&B Refrigeration Service Company, Inc. (and after Closing to AirPro Holdings, Inc., Seller's new name) 1145 Empire Central Place
                Dallas, Texas 75247
                Attention:  Dixon McElwee

           With a copy to:

                Carol Glendenning
                Strasburger & Price, L.L.P.
                901 Main Street, Suite 4300
                Dallas, Texas 75202

           (b)  If to Buyer:

                W&B Newco, L.P.  (and after Closing to W&B
                Service Company LP, Buyer's new name)
                660 Ft. Worth Avenue
                Dallas, Texas 75208
                Attention:  John B. Chisolm

           With a copy to:

                Paul E. Pesek, P.C.
                Key & Pesek, L.L.P.
                8401 N. Central Expressway, Suite 340
                Dallas, Texas  75225

     10.5. Successors and Assigns. Neither this Agreement nor any of the rights or obligations arising hereunder shall be assignable without the prior written consent of the parties hereto; provided, that without such prior consent Buyer may assign this Agreement to an affiliate of Buyer or to the Senior Lender, as collateral for the Senior Indebtedness, and Seller may assign this Agreement to a successor by merger to Seller. Any such assignment will not release or discharge the applicable party to this Agreement from any obligations it may have pursuant to this Agreement. Nothing in this Agreement, express or implied, shall confer upon any Person, other than the parties hereto, and their successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

     10.6. Waivers. At any time prior to the Closing, any party hereto may
(i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein subject to any specific provisions governing the effect of such extensions or waivers. Any agreement on the part of a party hereto to grant any such extension or waiver will be valid only if set forth in a written instrument signed on behalf of such party.

     10.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

     10.8. Attorneys' Fees and Costs. Unless otherwise provided herein to the contrary, in the event any action or proceeding is commenced by any party to this Agreement to determine rights, duties or obligations under this Agreement, determine a breach of this Agreement and obtain damages as a result of such breach or otherwise enforce this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the non-prevailing party all of the prevailing party's out-of-pocket costs and expenses, including all reasonable attorneys' fees, disbursements and related charges.

     10.9. Headings. The headings contained in this Agreement are for the sole purpose of convenience of reference, and will not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

     10.10. Governing Law. THIS AGREEMENT SHALL BE CONTROLLED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE WITHOUT APPLICATION OF CONFLICTS OF LAW PROVISIONS.




     IN WITNESS WHEREOF, this Agreement has been executed by duly authorized officers of each of the parties all as of the date first above written.


                              SELLER:

                              W&B REFRIGERATION SERVICE COMPANY
                              -----------------------------------

                              By: /s/ F. Dixon McElwee, Jr.
                                  -------------------------------
                              Name:  F. Dixon McElwee, Jr.
                                    -----------------------------
                              Title: Senior Vice President
                                    -----------------------------


                              BUYER:

                              W&B NEWCO, L.P.
                              By: JM&R, Inc., its General Partner
                              -----------------------------------

                              By: /s/ John B. Chisolm
                                  --------------------------------
                              Name:   John B. Chisolm
                                    ------------------------------
                              Title:  President
                                    ------------------------------



	By signing below, Frozen Food Express Industries, Inc., a Texas corporation, hereby agrees to be bound by the provisions of Sections
8.6 and 9.9 of this Agreement.


Dated: December 26, 2001      FROZEN FOOD EXPRESS INDUSTRIES, INC.
       -----------------      -------------------------------------
                              By: /s/  F. Dixon McElwee, Jr.
                                  ---------------------------------
                              Name:    F. Dixon McElwee, Jr.
                                    -------------------------------
                              Title:   Senior Vice President
                                    -------------------------------